                                                                     EXHIBIT 2.4

                                ESCROW AGREEMENT
                                ----------------

          ESCROW AGREEMENT dated as of December 12, 1996 among SystemSoft Corporation, a Delaware corporation ("SystemSoft"), James E. Cowie (the
                                      ----------
"Stockholder Representative"), as representative of the Major Stockholders (as
---------------------------
such term is defined in the Merger Agreement), and State Street Bank and Trust Company as escrow agent only (the "Escrow Agent").
                                   ------------

                                    RECITALS
                                    --------

          1. SystemSoft and its wholly-owned subsidiary, Black Acquisition Corp., a Delaware corporation ("Merger Sub"), have executed a definitive
                                ----------
Agreement and Plan of Merger and Reorganization dated as of December 12, 1996 (the "Merger Agreement") with Radish Communications Systems, Inc. ("Radish")
      ----------------                                              ------
pursuant to which Merger Sub will merge with and into Radish. The Major Stockholders have selected the Stockholder Representative to act on their behalf in connection with the Merger. Capitalized terms defined in the Merger Agreement shall be used herein with the meanings so defined.

          2. Pursuant to the Merger Agreement, 10% of the shares of Common Stock of SystemSoft, $.01 par value per share, otherwise issuable to the Major Stockholders of Radish under the Merger Agreement (the "Escrow Shares"), will be
                                                        -------------
deposited by SystemSoft into the escrow fund created hereby.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

          Section 1.  Establishment of Escrow.
                      -----------------------

          (a) Pursuant to Section 1.8 of the Merger Agreement, simultaneously with the Closing, SystemSoft will deposit with the Escrow Agent a stock certificate in the name of the Escrow Agent (or its nominee) representing the Escrow Shares, to be held in an account designated as "SystemSoft Corporation Escrow Account" or having a similar designation and disbursed in accordance with the terms hereof. The Escrow Agent agrees to accept the Escrow Shares and to hold and distribute them in the manner provided herein.

          (b) All dividends and distributions (other than cash dividends and distributions) made by SystemSoft with respect to the Escrow Shares will be paid or made to the Escrow Agent to be held in escrow with the other Escrow Shares as provided herein as additional assets of the escrow to satisfy indemnification claims in accordance with Article IX of the Merger Agreement. Such dividends and distributions shall be deemed to be a part of the Escrow Shares to which they relate. Cash dividends and distributions, if any, with respect to the Escrow Shares will be made by SystemSoft directly to the Major Stockholders of Radish for whose account such shares are being held hereunder. If a meeting or written action of stockholders of SystemSoft occurs while this Escrow Agreement is still in effect, the Escrow Agent shall promptly send to the Stockholder Representative copies of any notices, proxies and proxy materials in connection with such meeting or written action. The Escrow Agent shall vote the Escrow Shares in accordance with the instructions set forth in any proxies returned to the Escrow Agent by the Stockholder Representative. If no proxy is received, the Escrow Agent shall not vote such shares.

                          Escrow Agreement -- Page 2

          (c) Exhibit A hereto contains a list of all of the Major Stockholders,
              ---------
their addresses and the number of Escrow Shares held for their account hereunder at the Effective Time (as defined below) of the Merger. The number of Escrow Shares held for the account of a particular Major Stockholder as of the date of this Agreement relative to the Escrow Shares held for the account of all Major Stockholders as of the date of this Agreement is referred to herein as such
Major Stockholder's "Proportionate Percentage."   In the event that any loss set
                     ------------------------
forth in a Notice of Claim (as defined below) becomes due in accordance with the provisions of Section 2 hereof and exceeds any Major Stockholder's remaining number of Escrow Shares (a "Deficiency"), then the other Major Stockholders
                            ----------
shall be obligated to cover such a Deficiency according to each Major Stockholders' relative Proportionate Percentage. The Merger shall become effective as of the time of filing of the executed certificate of merger with the Secretary of State of Delaware (the "Effective Time").

          Section 2.  Payment by Escrow Agent with Respect to the Escrow Shares.
                      ---------------------------------------------------------

          (a) Notices of Claims and Dispute Notices.
              -------------------------------------

              (i) If SystemSoft reasonably believes that it, or any other Indemnitee entitled to indemnification under Section 9.2 of the Merger Agreement (the "SystemSoft Indemnitees") has or may suffer a loss that entitles or may
      ----------------------
entitle it to indemnification under the Merger Agreement, SystemSoft may deliver to the Escrow Agent a written notice (a "Notice of Claim") setting forth in
                                         ---------------
reasonable the nature of the claim, an estimate of the aggregate amount at that time to which SystemSoft believes such SystemSoft Indemnitee is, or may be, entitled to be paid pursuant to the Merger Agreement. SystemSoft shall send a copy of each Notice of Claim to the Stockholder Representative no later than the date on which such Notice of Claim was sent to the Escrow Agent. Each Notice of Claim delivered to the Escrow Agent shall include a certification that SystemSoft has sent a copy of such Notice of Claim to the Stockholder Representative.

              (ii) The Escrow Agent shall deliver to SystemSoft's transfer agent (the "Transfer Agent") Escrow Shares in exchange for a new stock certificate
      --------------
representing a number of shares of SystemSoft Common Stock (which will remain Escrow Shares) equal to the number of Escrow Shares previously held by the Escrow Agent, less the number of Escrow Shares having a value (such value to be determined pursuant to Section 2(e) hereof) equal to the amount set forth in a Notice of Claim as soon as practicable, but no earlier than 20 business days following receipt by the Escrow Agent of such Notice of Claim; provided,
                                                               --------
however, that if within the period of 20 business days following receipt by the
-------
Escrow Agent of such Notice of Claim the Escrow Agent shall have received from the Stockholder Representative a written notice (a "Dispute Notice") stating
                                                    --------------
that he or it disputes the validity or the amount specified in such Notice of Claim or any portion thereof (a "Disputed Amount"), the Escrow Agent shall not
                                 ---------------
deliver the Escrow Shares as provided above for any such disputed amount other
than pursuant to Section 2(b).   Upon any distribution of Escrow Shares to
SystemSoft in satisfaction of a Notice of Claim by the Escrow Agent the number of Escrow Shares held for the account of each Major Stockholder will be reduced by its Proportionate Percentage of the Escrow Shares distributed to satisfy the Notice of Claim, provided, however, that in the event of a distribution in satisfaction of a Notice of Claim for indemnification pursuant to the provisos to Section 9.2(i) and 9.2(ii) of the Merger Agreement, any reduction in the number of escrow shares shall only be for shares of such individual Majority Stockholder who was liable for any such

                          Escrow Agreement -- Page 3

indemnification. Any fractional interests will be carried forward until the distribution of Escrow Shares to the Major Stockholders, at which time fractional interests will be rounded in the discretion of SystemSoft. Within 10 business days after any payment of a SystemSoft Indemnitee claim, including a payment made at the direction of an arbitration panel pursuant to Section 2(c), SystemSoft will deliver to the Escrow Agent and the Stockholder Representative a revised Exhibit A, which will be attached hereto in lieu of the then existing
        ---------
Exhibit A. The Escrow Agent may rely upon such revised Exhibit A unless and
---------                                              ---------
until the Stockholder Representative delivers an objection thereto in writing. Any disputes regarding Exhibit A will be resolved in the manner provided in
                       ---------
Section 2(c) hereof. Without altering the Escrow Agent's obligations set forth herein, the Stockholder Representative shall include in each Dispute Notice, reasonable detail of the nature of the Stockholder Representative's dispute. The Stockholder Representative shall send a copy of each Dispute Notice to SystemSoft no later than the date on which such Dispute Notice was sent to the Escrow Agent. Each Dispute Notice delivered to the Escrow Agent shall include a certification that the Stockholder Representative has sent a copy of such Dispute Notice to SystemSoft.

              (iii) If the Escrow Agent shall not have received a Dispute Notice with respect to the validity or amount specified in a Notice of Claim, or a portion thereof, within the period of 20 business days following its receipt of such Notice of Claim, the Stockholder Representative shall be forever barred and precluded from contesting in any manner or forum whatsoever the distribution of Escrow Shares on account of such amount not so disputed.

          (b) Disputed Amounts.  Upon receipt by the Escrow Agent of a notice (a
              ----------------
"Resolution Notice") from SystemSoft and/or the Stockholder Representative with
 -----------------
respect to a Disputed Amount specifying the amount of such Disputed Amount to which any SystemSoft Indemnitee is entitled, accompanied by (A) a written agreement between SystemSoft and the Stockholder Representative with respect to such Disputed Amount, or (B) a final order from an arbitrator pursuant to
Section 2(c) of this Agreement determining that SystemSoft is entitled to indemnification, the Escrow Agent shall cause to be delivered to such SystemSoft Indemnitee the Escrow Shares having a value equal to the amount to which such SystemSoft Indemnitee, or any other SystemSoft Indemnitee is entitled, if any. SystemSoft and the Stockholder Representative agree that the only methods for resolving a Disputed Amount will be through negotiations between themselves or through use of an arbitrator pursuant to Section 2(c).

          (c) In the event of a Disputed Amount, a dispute regarding Exhibit A,
                                                                     ---------
or any other dispute regarding this Escrow Agreement, SystemSoft and the Stockholder Representative shall in good faith negotiate to settle such Disputed Amount. If no resolution is reached within 30 days after delivery of the Dispute Notice or Exhibit A to the Escrow Agent, either party may commence an
                  ---------
arbitration proceeding (a "Proceeding") by submitting the Disputed Amount to
                           ----------
arbitration within 60 days after the date of delivery of the Dispute Notice to the Escrow Agent. Any such arbitration shall be before an arbitral tribunal composed of three arbitrators; one selected by SystemSoft, one selected by the Stockholder Representative and one selected by mutual agreement of the parties (the "Panel"). If the parties are unable to agree on such third arbitrator, the
      -----
arbitrator shall be selected by the American Arbitration Association (the "AAA")
                                                                           ---
in accordance with its Commercial Arbitration Rules. The Panel will resolve the Disputed Amount in accordance with the rules of the AAA. The venue for the arbitration shall be Boston, Massachusetts or such other venue mutually agreed to by SystemSoft and the Stockholder Representative. The Panel's award or order shall be final and binding on SystemSoft, the Stockholder Representative and the Major Stockholders and all costs of such proceeding shall be

                          Escrow Agreement -- Page 4

borne as specified in the award or order. The provisions of this Section may be enforced in any court having jurisdiction over the award or any of the Major Stockholders and SystemSoft and or any of their respective assets, and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered in any such court. Nothing contained in this Section shall prevent any party from seeking interim measures of protection in the form of pre-award attachment of assets or preliminary or temporary equitable relief.

     (d) Distribution of Escrow Shares to the Stockholder Representative.
         ---------------------------------------------------------------

          (i) Within 20 business days after the Termination Date (as defined below), the Escrow Agent shall deliver the stock certificate representing the Escrow Shares to the Transfer Agent in exchange for:

               (A) stock certificates for and in the name of each Major Stockholder with respect to which Escrow Shares are then attributable in accordance with Exhibit A; provided, however, that the Escrow Agent shall
                     ---------  --------  -------
     exclude from such number of Escrow Shares a number of Escrow Shares equal to the number of Escrow Shares subject to any outstanding and unresolved Notices of Claim in accordance with the Proportionate Percentages (based on the amounts set forth in the Notice of Claim, whether or not a Dispute Notice has been delivered with respect thereto, unless such dispute has been subsequently resolved);

               (B) if applicable, a new stock certificate in the name of the Escrow Agent representing the aggregate number of Escrow Shares as to which Notices of Claim are outstanding and not resolved.

     In the event that on the Termination Date (as defined below) all the matters set forth in any previously delivered Notice of Claim have not been finally resolved, then a number of Escrow Shares shall be withheld from the distribution described above in order to provide for the remaining indemnification obligations of the Major Stockholders of Radish. The "Termination Date" shall mean the earlier of (i) the date SystemSoft releases its audited financial statements for the year ended January 31, 1998 or (ii) May 2, 1998.

     Upon receipt of such stock certificates from the Transfer Agent, the Escrow Agent will promptly deliver such stock certificates for and in the name of the Major Stockholders to them at such addresses as the Stockholder Representative shall direct, and the Escrow Agent will retain the new stock certificate in its name pending resolution of all outstanding and unresolved claims.

          (ii) If at any time after the Termination Date there are Escrow Shares in excess of outstanding Notices of Claim due to the resolution of such outstanding claims, either SystemSoft or the Stockholder Representative may deliver a certificate to that effect to the Escrow Agent with a copy to the other party, and if no written objection has been delivered within 10 business days by the other party, a distribution will be effected, as provided in clause
(i). If a written objection has been delivered within such time period, the controversy will be resolved pursuant to Section 2(c) hereof.

                          Escrow Agreement -- Page 5

     (e) Valuation of Escrow Shares.  For purposes of this Section 2, Escrow
         --------------------------
Shares shall be valued at the Final SystemSoft Stock Price, as defined in the Merger Agreement. The Escrow Agent shall be under no duty or responsibility with regard to the valuation of the Escrow Shares.

     (f)  General Provisions
          ------------------

          (i) No Major Stockholder will offer, sell, assign, pledge, hypothecate, transfer or otherwise dispose of any Escrow Shares until released from the Escrow Account.

          (ii) SystemSoft and the Stockholder Representative shall have the right to inspect and obtain copies of the records of the Escrow Agent upon reasonable notice and during reasonable business hours and to receive monthly reports of the status of the Escrow Shares.

     Section 3.  Concerning the Escrow Agent.
                 ---------------------------

     (a) The Escrow Agent will have no duties or obligations other than those specifically set forth in or contemplated by this Escrow Agreement and the Escrow Agent will not be responsible for any of the agreements referred to herein, including the Merger Agreement.

     (b) The Escrow Agent will be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document which the Escrow Agent in good faith believes to have been signed or presented by the proper party or parties, but will not act on oral instructions alone of any party.

     (c) The Escrow Agent will not be obligated to take any legal action hereunder which might in its judgment involve any expense or liability, unless it will have been furnished with reasonable indemnity.

     (d) The Escrow Agent and its directors, officers or employees will not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection with this Escrow Agreement, except for its own gross negligence, willful misconduct or act of bad faith.

     (e) The Escrow Agent may seek the advice of legal counsel, including in-house counsel, in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder, and it will incur no liability and will be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel.

     (f) The Escrow Agent will be compensated on the basis of its regular fees as set forth on Exhibit 1, which may be subject to change hereafter on an annual
                ---------
basis, plus reasonable out-of-pocket expenses, including the reasonable fees and costs of attorneys or agents which it may find necessary to engage in the preparation of this Escrow Agreement and in performing its duties under this Escrow Agreement (the "Escrow Fees") which will be invoiced to SystemSoft.
                       -----------
SystemSoft will be responsible for all of such Escrow Fees.

     (g) The Escrow Agent will be, and hereby is, indemnified and saved harmless by SystemSoft and the Stockholder Representative, jointly and severally, from all liabilities, losses,

                          Escrow Agreement -- Page 6

costs and expenses (including reasonable attorneys' fees and expenses) which may be incurred by it as a result of or arising out of this Escrow Agreement, including its involvement in any arbitration or litigation arising from performance of its duties under this Escrow Agreement, other than litigation or arbitration resulting from or with respect to any action taken or omitted by the Escrow Agent for which it will have been adjudged grossly negligent or guilty of willful misconduct or bad faith. Such indemnification will survive termination of this Escrow Agreement.

     (h) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days prior written notice of resignation to SystemSoft and the Stockholder Representative. Prior to the effective date of the resignation as specified in such notice, SystemSoft will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Shares to a bank or trust company that it selects. Such bank or trust company shall have capital, surplus and undivided profits in excess of $100,000,000. If, however, SystemSoft shall fail to name a successor escrow agent within twenty (20) days after the notice of resignation from the Escrow Agent, the Stockholder Representative shall be entitled to name such successor escrow agent. If no successor escrow agent is named by SystemSoft or the Stockholder Representative, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

     (i) If a controversy arises between one or more of the parties to this Escrow Agreement, as to whether or not the Escrow Agent will distribute any of the Escrow Shares, or as to any other matter arising out of or relating to this Escrow Agreement or the Escrow Shares, the Escrow Agent will not be required to determine the controversy and need not make any distribution of the Escrow Shares but may retain the same until the rights of the parties to the dispute will have finally been determined by an arbitration panel as provided for in
Section 2(c) of this Escrow Agreement or until it receives joint written instructions with respect thereto from the Stockholder Representative and SystemSoft. If a controversy of the type referred to in this Section 3 arises, the Escrow Agent may, but shall be under no duty whatsoever to, request that the parties commence arbitration proceedings as provided in Section 2(c) of this Escrow Agreement for determination of the controversy, and the parties will promptly comply with such request.

     Section 4.  Miscellaneous Provisions.
                 ------------------------

     (a) All notices, consents and other communications under this Escrow Agreement shall be in writing and shall, except as otherwise provided herein, be deemed to have been duly given when (i) delivered by hand, (ii) sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by certified mail, return receipt requested, or (iii) when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case, at the appropriate addresses, telex numbers and telecopier numbers as set forth below:

                          Escrow Agreement -- Page 7

     Escrow Agent:

          State Street Bank and Trust Company
          Two International Place
          Boston, Massachusetts  02110
          Attention:  Eric Peterson, Corporate Trust Department, Fourth Floor
          Telephone:  (617) 664-5776
          Telecopier: (617) 664-5365

     Transfer Agent:

          Boston EquiServe
          150 Royall Street
          Canton, Massachusetts  02021
          Attention:  Michael Peltier
          Telephone:  (508) 575-4176
          Telecopier: (508) 575-2549

     SystemSoft:

          SystemSoft Corporation
          2 Vision Drive
          Natick, Massachusetts  01760
          Attention:  President
          Telephone:  (508) 651-0088
          Telecopier:  (508) 651-8188

     with a copy to:

          Testa Hurwitz & Thibeault, LLP
          125 High Street
          High Street Tower
          Boston, Massachusetts  02109
          Telephone:  (617) 248-7000
          Telecopier: (617) 248-7100
          Attention:  Mark J. Macenka, Esq.

     If to the Stockholder Representative, to:

          James E. Cowie
          Frontenac Company
          135 South LaSalle Street
          Room 3800
          Chicago, Illinois  60603
          Telephone:
          Telecopier:

                          Escrow Agreement -- Page 8

     with a copy to:

          Ireland, Stapleton, Pryor & Pascoe. P.C.
          1675 Broadway
          Suite 2600
          Denver, Colorado  80202
          Telephone:  (303) 623-2700
          Telecopier:  (303) 623-2062
          Attention:  John G. Lewis, Esq.

(or to such other addresses, telex numbers and telecopier numbers as a party may designate as to itself by notice to the other parties). Notwithstanding any of the foregoing, no notice or instructions to the Escrow Agent shall be deemed to have been received by it prior to actual receipt, no notice to the Escrow Agent shall be deemed effective until such receipt by it, and any computation of a time period which is to begin after receipt of a notice by the Escrow Agent shall run from the date of such receipt by it.

     (b) Nothing in this Agreement shall be construed to limit the right of SystemSoft or any other SystemSoft Indemnitee under any provision of the Merger Agreement.

     (c) This Escrow Agreement shall be governed by, and construed in accordance with, the laws (other than the choice or conflicts of laws rules and provisions) of the Commonwealth of Massachusetts.

     (d) This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.

     (e) Neither SystemSoft nor the Stockholders Representative nor the Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

     (f) This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.

     (g) This Agreement may not be altered or modified without the express written consent of the parties hereto. No course or conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

     Section 5.  The Stockholder Representative.
                 ------------------------------

     (a) As long as there are Escrow Shares held in escrow pursuant to this Escrow Agreement, the Major Stockholders, and each of them, will be represented by the Stockholder

                          Escrow Agreement -- Page 9

Representative, who is empowered to receive any notice under this Escrow Agreement for the Major Stockholders, and each of them, and to give any and all notices and instructions and take any and all action for and on behalf of the Major Stockholders, and each of them, under this Escrow Agreement. The Major Stockholders will have the right to remove the Stockholder Representative and, upon such removal or, in the event of the Stockholder Representative's death or resignation, to appoint as the new Stockholder Representative any former stockholder at any time and from time to time during the period when any shares are held in escrow, by a vote of Major Stockholders holding majority interest in the Escrow Shares held in escrow at such time evidenced by a writing executed by such Major Stockholders. The appointment of a new Stockholder Representative will be of no force or effect whatsoever upon SystemSoft or the Escrow Agent or otherwise under this Escrow Agreement until three days after the later of the dates when SystemSoft or the Escrow Agent is deemed to have received written notice of such appointment, which notice must include at least: (i) the identity and address of the new Stockholder Representative and a statement that such Stockholder Representative has been appointed by a vote of Major Stockholders holding a majority interest in the Escrow Shares then held in escrow; (ii) the duly acknowledged signatures of each of the Major Stockholders voting for the new Stockholder Representative; and (iii) a statement that any non-signing Major Stockholder has been notified in writing of the appointment of the new Stockholder Representative. SystemSoft and the Escrow Agent will be entitled to rely on any notice received in such form without conducting an investigation of the contents thereof. Any notice given to the Stockholder Representative will constitute notice to each and all of the Major Stockholders at the time notice is given to the Stockholder Representative. Any action taken by, or notice or instruction received from, the Stockholder Representative will be deemed to be action by, or notice or instruction from, each and all of the Major Stockholders. SystemSoft may and the Escrow Agent will disregard any notice or instruction received from any Major Stockholder other than the then acting Stockholder Representative with regard to this Agreement prior to the Termination Date.

     (b) The Stockholder Representative shall not suffer any liability or loss for any act performed or omitted to be performed by him under this Agreement in the absence of gross negligence or willful misconduct. The Stockholder Representative may consult with counsel in connection with his duties hereunder and shall be fully protected by any act taken, suffered, permitted, or omitted in good faith in accordance with the advice of counsel. The Stockholder Representative shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of any endorsement thereof or for any lack of endorsement thereof or for any description therein, nor shall he be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement, and the Stockholder Representative shall be fully protected in relying upon any written notice demand, certificate or document which he in good faith believes to be genuine.

     (c) The Stockholder Representative shall be entitled to employ such legal counsel and other experts as he may deem necessary to advise him properly with respect to his rights and obligations hereunder and to evaluate claims and to pursue challenges to claims or to defend third party claims. The expenses and fees of such counsel and experts, and any out of pocket expenses which the Stockholder Representative incurs under Sections 2 or 3 hereunder in relation to evaluating, challenging or contesting claims, shall be reimbursed by the Major Stockholders, on a pro rata basis.

                          Escrow Agreement -- Page 10

     (d) The Stockholder Representative hereby agrees to do such acts, and execute further documents, as shall be necessary to carry out the provisions of this Escrow Agreement or to transfer any Escrow Shares pursuant to the terms hereof.

                          Escrow Agreement -- Page 11

     IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the date first written above.


                              STATE STREET BANK AND TRUST
                              COMPANY
                                as Escrow Agent only


                              By /s/ Henry W. Seemore
                                ----------------------------------
                                 Name:  Henry W. Seemore
                                 Title: Ass. V.P.


                              SYSTEMSOFT CORPORATION


                              By /s/ David P. Sommers
                                ----------------------------------
                                 Name:  David P. Sommers
                                 Title: V.P. Finance & CEO


                                 /s/ James E. Cowie
                                ----------------------------------
                                 James E. Cowie, as Stockholder
                                 Representative